Exhibit 99.1

Assignment and Assumption Agreement dated May 6, 2007 by and between Patina Restaurant Group, LLC (“Patina”), Patina’s wholly-owned subsidiary, SWRG Holdings, Inc. (“SWRG”),  Project Grill, LLC (“Grill”), and Project Grill’s wholly-owned subsidiary, SWRG Acquisition Sub, Inc. (“Newco”).

Reference is made to the following agreements, each dated February 26, 2007:  (i) that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Patina, SWRG and The Smith and Wollensky Restaurant Group, Inc. (“Target”), (ii) a certain letter agreement between Patina and Mr. Alan Stillman (the “Stillman Agreement”), (iii) a certain voting agreement by and among Patina, SWRG, Mr. Stillman and certain persons associated with him, and (iv) a certain letter agreement between  Patina and St. James Associates, L.P. (the “License Amendment”).

The Merger Agreement, the Stillman Agreement, the Voting Agreement and the License Amendment are sometimes referred to herein collectively as the “Transaction Documents.”

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  Assignment of Rights.  Patina hereby assigns to Grill, and SWRG hereby assigns to Newco, all of its right, title and interest in, to and under the Transaction Documents (including any right of Patina to receive a reimbursement of expenses or Company Termination Fee under Section 8.3 of the Merger Agreement).

2.  Assumption of Obligations.  Grill hereby assumes and agrees to perform all obligations and duties of Patina under the Transaction Documents arising on or after the date hereof, and Newco hereby assumes and agrees to perform all obligations and duties of SWRG under the Transaction Documents arising on or after the date hereof.

3.  Termination of Patina Liability.  Grill hereby further agrees that, without the prior written consent of Patina, Grill will not amend the Merger Agreement to increase the Merger Consideration payable or to otherwise adversely affect the interests of Patina thereunder, unless such amendment to the Merger Agreement includes a provision pursuant to which Target expressly releases Patina from any and all liability under the terms of the Merger Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

Patina Restaurant Group, LLC

By:	/s/ Fortunato N. Valenti
Fortunato N. Valenti, Manager

SWRG Holdings, Inc.

By:	/s/ Fortunato N. Valenti
Fortunato N. Valenti, President

Project Grill, LLC

By:	/s/ Fortunato N. Valenti
Fortunato N. Valenti, a Member

SWRG Acquistion Sub, Inc.

By:	/s/ Fortunato N. Valenti
Fortunato N. Valenti, President